EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 (File No. 333-11335) of i) our report dated September 3, 1996, on our audits of the financial statements and financial statement schedule of Castle Dental Centers, Inc. as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995, ii) our report dated June 10, 1996 on our audits of the financial statements of 1st Dental Care as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995,
iii) our report dated June 10, 1996 on our audits of the financial statements of Mid-South Dental Centers as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995, iv) our report dated August 15, 1996 on our audits of the financial statements of Horizon Dental Centers as of December 31, 1995 and for each of the two years in the period ended December 31, 1995, v) our report dated September 3, 1996 on our audits of the financial statements of American Dental Centers as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995 and vi) our report dated July 2, 1996 on our audits of the financial statements of United DentalCare as of December 31, 1995 and for each of the two years in the period ended December 31, 1995, vii) our report dated September 25, 1996 on our audit of the financial statements of Southwest Dental Associates as of December 31, 1995 and for the period ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Houston, Texas
October 18, 1996